Exhibit 99.1

Venus Concept Inc. Announces FDA 510(k) Clearance for Venus Epileve

Venus Epileve is a new, cost-effective, laser hair removal solution designed for customers in the aesthetics market

TORONTO, June 15, 2020 (GLOBE NEWSWIRE) — Venus Concept Inc. (“Venus Concept” or the “Company”) (NASDAQ: VERO), a global medical aesthetic technology leader, today announced that it has received FDA 510(k) clearance to market and sell Venus Epileve. It is intended for treatment of hair removal, permanent hair reduction and pseudofolliculitis barbae.

Venus Epileve represents a new product introduction by Venus Concept to the U.S. aesthetics market that expands the Company’s diode laser hair removal offering beyond the Venus Velocity which was introduced to the medical aesthetics market in 2017. The Venus Epileve is cost-effective, fast, comfortable, and can be used on all skin types (Fitzpatrick skin types I-VI), including tanned skin. The Venus Epileve is a portable and versatile tabletop device that offers two modes of operation (SLIDE and PULSE) and a real-time cooling system aimed at ensuring patient safety and comfort. The Venus Epileve is integrated with Internet of Things (IoT) technology that collects technical information to help providers enhance business operations and improve treatment efficiency.

“Building on our recent launch of the Venus Epileve in Europe and Canada in the second quarter, we look forward to launching the Epileve the U.S. in the third quarter,” said Domenic Serafino, Chief Executive Officer and Director of Venus Concept. “We have established a strong presence in the laser hair removal market with our Venus Velocity, and we leveraged that technology to develop a new hair removal solution designed specifically for customers outside of the traditional market of dermatologists and plastic surgeons. The Epileve is a differentiated laser hair removal solution, at a price point that customers in the non-traditional market will find attractive, which expands our addressable market opportunity. We expect the commercialization of the Venus Epileve in the U.S., Canada and Europe to contribute to the Company’s long-term growth profile and believe our expanded portfolio of laser hair removal solutions will help us further penetrate the $1.4 billion global hair removal market1 in the years to come.”

About Venus Concept

Venus Concept is an innovative global medical aesthetic technology leader with a broad product portfolio of minimally invasive and non-invasive medical aesthetic and hair restoration technologies and reach in over 60 countries and 29 direct markets. Venus Concept focuses its product sales strategy on a subscription-based business model in North America and in its well-established direct global markets.

[1]	Source: https://www.globenewswire.com/news-release/2019/07/25/1888128/0/en/Laser-Hair-Removal-Market-Size-to-Hit-USD-3-9-Billion-by-2026.html

Venus Concept’s product portfolio consists of 10 aesthetic device platforms, including Venus Versa, Venus Legacy, Venus Velocity, Venus Fiore, Venus Viva, Venus Freeze Plus, and Venus Bliss. Venus Concept’s hair restoration systems includes NeoGraft®, an automated hair restoration system that facilitates the harvesting of follicles during a FUE process and the ARTAS® and ARTAS iX® Robotic Hair Restoration systems, which harvest follicular units directly from the scalp and create recipient implant sites using proprietary algorithms. Venus Concept has been backed by leading healthcare industry growth equity investors including EW Healthcare Partners (formerly Essex Woodlands), HealthQuest Capital, Longitude Capital Management, and Aperture Venture Partners.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “1933 Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “1934 Act”). Any statements contained herein that are not of historical facts may be deemed to be forward-looking statements. In some cases, you can identify these statements by words such as such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements include, but are not limited to, statements about the expected synergies and cost savings from our merger with Venus Concept Ltd. and restructuring program; our financial performance; the growth in demand for our systems and other products; and general economic conditions, including the global economic impact of COVID-19, involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These forward-looking statements are based on current expectations, estimates, forecasts, and projections about our business and the industry in which we operate and management’s beliefs and assumptions and are not guarantees of future performance or developments and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this communication may turn out to be inaccurate. Factors that could materially affect our business operations and financial performance and condition include, but are not limited to, those risks and uncertainties described under Part I Item 1A—“Risk Factors” in our most recent Annual Report on Form 10-K, Part II Item 1A—“Risk Factors” in our Form 10-Q for the quarter ended March 31, 2020, and in other documents we may file with the SEC. You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are based on information available to us as of the date of this communication. Unless required by law, we do not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise.

Investor Relations Contact:

Westwicke Partners on behalf of Venus Concept:

Mike Piccinino, CFA

VenusConceptIR@westwicke.com